As filed with the Securities and Exchange Commission on March 5, 2009

                                                     Registration No. 333-157495


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-1/A
                                 AMENDMENT NO. 1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               ECOLIVEGREEN CORP.
                               ------------------
             (Exact name of registrant as specified in its charter)


                                     Florida
                                     -------
         (State or other jurisdiction of incorporation or organization)


                                      3640
                                      ----
            (Primary Standard Industrial Classification Code Number)


                                   26-3941151
                                   ----------
                     (I.R.S. Employer Identification Number)


                5100 West Copans Road, Ste 810, Margate, FL 33063
                                 (954) 599-3672
                -------------------------------------------------
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


 As soon as practicable after the effective date of this registration statement
 ------------------------------------------------------------------------------
        (Approximate date of commencement of proposed sale to the public)


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of1933 check the following box: [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting Company" in Rule 12b-2 of the Exchange Act.

(Check one)

Large accelerated filer [ ]                        Accelerated filer         [ ]
Non-accelerated filer   [ ]                        Smaller reporting Company [X]
(Do not check if a smaller reporting Company)


                         CALCULATION OF REGISTRATION FEE

Title of Each                     Proposed         Proposed
  Class of         Amount         Maximum           Maximum          Amount of
Securities to      to be       Offering Price      Aggregate       Registration
be Registered    Registered      Per Unit(1)     Offering Price        Fee(2)
-------------    ----------    --------------    --------------    -------------

Common Stock      3,000,000         $0.03            $90,000       $5 by Company

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

               PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

         SEC Filing Fee and Printing ..   $ 1,000*
         Transfer Agent ...............         0
                                          -------
              TOTAL ...................   $ 1,000
                                          -------
         * estimate

RECENT SALES OF UNREGISTERED SECURITIES

(a) Prior sales of common share

ECOLIVEGREEN CORP. is authorized to issue up to 100,000,000 shares of common stock with a par value of $0.001. As of December 31, 2008, we had issued 8,550,000 common shares. On February 8, 2009, we issued an additional 450,000 shares in a private placement to one (1) individual. At February 20, 2009, we had a total of 9,000,000 common shares outstanding as summarized below:

   o On November 10, 2008, a total of 6,862,500 shares of common stock were issued to our officers and directors.

   o On December 10, 2008, a total of 1,687,500 shares of common stock were issued to our consultant (Steven Adelstein and/or assigns) for services rendered for the period ending December 31, 2008.

   o On February 8, 2009, a total of 450,000 shares of common stock were issued in a private placement to Stephen Corn for the purchase price of $0.025 per share.

All 9,000,000 common shares were not registered under the Securities Act of 1933, as amended: under exemption contained in Section 4(2) of the Securities Act of 1933 and the shares issued bare a restrictive legend.

ECOLIVEGREEN CORP. is not listed for trading on any securities exchange in the United States, and there has been no active market in the United States or elsewhere for the common shares.

No such issuance of the 9,000,000 shares involved the use of the underwriter, no advertising or public solicitation was involved, the securities bare restrictive legend and no commissions were paid in connection with the issuance of any of the securities.

                                    EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.   DOCUMENT DESCRIPTION
-----------   --------------------

    3.1       Articles of Incorporation of ECOLIVEGREEN CORP.*

    3.2       By-Laws of ECOLIVEGREEN CORP.*

    4.1       Specimen Stock Certificate of ECOLIVEGREEN CORP.*

    5.1       Opinion of Schneider Weinberger & Beilly LLP**

   10.1       Purchase Agreement with MAG-E Tech, Inc.*

   10.2       Consulting Agreement with Independent Contractor*

   10.3       Note with Independent Contractor*

   10.4       Patent Application and Description*

     14       Code of Ethics*

   23.1       Consent of Independent Auditor*

   23.2       Consent of Schneider Weinberger & Beilly LLP (included in Exhibit
              5.1)**

*  previously filed
** filed herewith

                                  UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

The Company hereby undertakes to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          i. Include any prospectus required by Section 10(a)(3) of the Securities Act;

          ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

          iii. Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised by the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of this Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned in the City of Margate, Florida on March 4, 2009.

                                     ECOLIVEGREEN CORP.

                                     By: /s/ Len Bryan
                                         -------------
                                         Len Bryan
                                         President, Principal Executive Officer,
                                         Secretary and Director

Know all men and women by these present, that each person whose signature appears below constitutes and appoints Len Bryan as agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

      Signature                          Title                         Date
      ---------                          -----                         ----


/s/ Len Bryan                President, Principal Executive        March 4, 2009
-------------                Officer, Secretary and Director
LEN BRYAN


/s/ Paul L. Culler           Vice President and Director           March 4, 2009
------------------
PAUL L. CULLER


/s/ Alfred H. Tracy III      Vice President, Chief Financial       March 4, 2009
-----------------------      Officer, Principal Financial and
ALFRED H. TRACY III          Accounting Officer and Director